EXHIBIT 4.4



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                         ARIZONA PUBLIC SERVICE COMPANY

                                       TO

                              THE BANK OF NEW YORK
                                    Trustee



                                ________________

                          First Supplemental Indenture

                          Dated as of January 1, 1995

                                       To

                                   Indenture

                          Dated as of January 1, 1995
                                ________________


             10% Junior Subordinated Deferrable Interest Debentures
                               Series A, Due 2025




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           FIRST SUPPLEMENTAL INDENTURE, dated as of January 1, 1995, between
Arizona Public Service Company, a corporation duly organized and existing under the laws of the State of Arizona (herein called the "Company"), having its principal office at 400 North Fifth Street, Phoenix, Arizona 85004, and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of January 1, 1995 between the Company and the Trustee (the "Indenture").


                          Recitals of the Company

           The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), said Securities to be issued in one or more series as in the Indenture provided.

           Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 10% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2025 (herein called the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture.

           All things necessary to make this First Supplemental Indenture a valid agreement of the Company, and to make the Series A Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

           Now, Therefore, This First Supplemental Indenture Witnesseth:

           For and in consideration of the premises and the purchase of the Series A Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Debentures and the terms, provisions and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Series A Debentures, as follows:


                                ARTICLE ONE

                      General Terms and Conditions of
                          the Series A Debentures

                Section 101. There shall be and is hereby authorized a series of Securities designated the "10% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2025", limited in aggregate principal amount to $75,000,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Series A Debentures. The Series A Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on January 31, 2025, and shall be issued in the form of registered Series A Debentures without coupons.

                Section 102. Except as provided in Section 103 herein, the Series A Debentures shall be issued in certificated form. Principal and interest on the Series A Debentures issued in certificated form will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for the Series A Debentures bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.

                Section 103. Each Series A Debenture will bear interest at the rate of 10% per annum from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable monthly on the last calendar day of each month (each, an "Interest Payment Date"), commencing on January 31, 1995, to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered, at the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series A Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Interest will accrue from the date of original issuance to, but not including, the relevant payment date. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or obligated by law to close.

                Section 104. The Series A Debentures shall be defeasable pursuant to Section 1302 and Section 1303 of the Indenture.


                                ARTICLE TWO

                   Redemption of the Series A Debentures

                Section 201. The Series A Debentures will be redeemable at the option of the Company, as a whole or in part, at anytime on or after January 31, 2000 and prior to maturity, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount redeemed, together with accrued interest to the date fixed for redemption.


                               ARTICLE THREE

                    Extension of Interest Payment Period

                Section 301. The Company shall have the right, at any time during the term of the Series A Debentures, from time to time to extend the interest payment period, of such Series A Debentures for up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided that, during such Extended Interest Payment Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing, except that the Company may make mandatory sinking fund payments with respect to its $10.00 Cumulative Preferred Stock, Series U ($100 par value), and its $7.875 Cumulative Preferred Stock, Series V ($100 par value). Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 60 consecutive months or extend beyond the Stated Maturity of the Series A Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest during an Extended Interest Payment Period, except at the end thereof, shall be due and payable.

                Section 302. (a) The Company shall give the holders of the Series A Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to holders of the Series A Debentures (or, if applicable, to the New York Stock Exchange or other applicable self- regulatory organization) of the record or payment date of such interest payment, but in any event not less than two business days prior to such record date.

                (b) The month in which any notice is given pursuant to paragraph (a) of this Section shall constitute one of the 60 months which comprise the maximum Extended Interest Payment Period.


                                ARTICLE FOUR

                         Form of Series A Debenture

                Section 401. The Series A Debentures and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the following forms:

                        (FORM OF FACE OF DEBENTURE)

No.______________                                           $_______________

CUSIP No.  ______

                       ARIZONA PUBLIC SERVICE COMPANY

10% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE, SERIES A, DUE 2025

                ARIZONA PUBLIC SERVICE COMPANY, a corporation duly organized and existing under the laws of the State of Arizona (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to _______________________________________________, or registered assigns, the principal sum of ________________________________  Dollars on January 31, 2025,
and to pay interest on said principal sum from January 12, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly on the last calendar day of each month, commencing January 31, 1995 at the rate of 10% per annum until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                In Witness Whereof, the Company has caused this instrument to be duly executed.


                                              ARIZONA PUBLIC SERVICE COMPANY

                                              By..............................
Attest:

...........................





                  (FORM OF CERTIFICATE OF AUTHENTICATION)

                       CERTIFICATE OF AUTHENTICATION

Dated:

                This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                              THE BANK OF NEW YORK,
                                              as Trustee

                                              By.............................
                                                     Authorized Signatory


                       (FORM OF REVERSE OF DEBENTURE)

                This Security is one of a duly authorized issue of securities of the Company (herein called the Securities ), issued and to be issued in one or more series under an Indenture, dated as of January 1, 1995 (herein called the Indenture , which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the Trustee , which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $75,000,000.

                The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, at any time on or after January 31, 2000, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in- fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

                The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

                If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                The Company shall have the right at any time during the term of the Securities, from time to time to extend the interest payment period of such Securities to up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Securities to the extent that payment of such interest is enforceable under applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing, except that the Company may make mandatory sinking fund payments with respect to its $10.00 Cumulative Preferred Stock, Series U ($100 par value), and its $7.875 Cumulative Preferred Stock, Series V ($100 par value). Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions thereof shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

                The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                ARTICLE FIVE

                   Original Issue of Series A Debentures

                Section 501. Series A Debentures in the aggregate principal amount of $75,000,000, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                ARTICLE SIX

                         Paying Agent and Registrar

                Section 601. The Bank of New York will be the Paying Agent and Registrar for the Series A Debentures.


                               ARTICLE SEVEN

                             Sundry Provisions

                Section 701. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series A Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

                Section 702. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                             __________________

                This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                In Witness Whereof, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                              ARIZONA PUBLIC SERVICE COMPANY


                                              By Nancy E. Newquist
                                                 -----------------
             (seal)                              Nancy E. Newquist
                                                 Treasurer

Attest:

Betsy A. Pregulamn
------------------


                                              THE BANK OF NEW YORK, as Trustee


                                              By Walter N. Gitlin
                                                 ----------------
             (seal)                              Walter N. Gitlin
                                                 Vice President

Attest:

Robert F. McIntyre
------------------
Robert F. McIntyre
Assistant Vice President


State of Arizona     )
                     )  ss.:
County of Maricopa   )


                On the 11th day of January, 1995, before me personally came Nancy E. Newquist, to me known, who, being by me duly sworn, did depose and say that she is the Treasurer of Arizona Public Service Company, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.


                                         Kris Jesberger
                                     ..............................
                    (seal)               Official Seal
                                         Kris Jesberger
                                         Notary Public - State of Arizona
                                         Maricopa County
                                         My Commission Expires Aug. 16, 1998

State of New York   )
                    )  ss.:
County of New York  )


                On the 10th day of January, 1995, before me personally came Walter N. Gitlin, to me known, who, being by me duly sworn, did depose and say that he is Vice President of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                         Timothy J. Shea
                                     ..............................
                                         Timothy J. Shea
                                         Notary Public, State of New York
                                         No. 01SH5027547
                                         Qualified in New York County
                                         Commission Expires May 5, 1996